SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 7, 2006
Premium Standard Farms, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or other jurisdiction of Incorporation)

000-51347 (Commission File Number)	43-1755411 (I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri (Address of principal executive offices)	64105 (Zip Code)
(816) 472-7675
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Separation Agreement
Press Release

     Item 1.01. Entry into a Material Definitive Agreement.
     On July 7, 2006, Premium Standard Farms, Inc. (the “Company”) entered into a Separation Agreement with Mr. Robert W. Manly which, among other things, amended the noncompetition provisions of his employment agreement. A copy of the Separation Agreement is filed as Exhibit 10.1 hereto.
     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 7, 2006, Robert W. Manly resigned as President and Chief Operating Officer of the Company. The Company appointed John M. Meyer, 44, to serve as the new President of the Company on July 7, 2006 in addition to continuing his service as the Company’s Chief Executive Officer. A copy of a press release announcing these developments, as well as the additional organizational changes relating to the expansion of the responsibilities of Mr. Calvin Held to Vice President of Process Improvement and Milan Operations and Mr. Blake Day to Vice President of Business Development, is filed as Exhibit 99.1 hereto.
     Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Separation Agreement with Robert W. Manly, dated July 7, 2006

99.1	Press Release, dated July 7, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.

Date: July 10, 2006	By:	/s/ Steven A. Lightstone

Steven A. Lightstone
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Separation Agreement with Robert W. Manly, dated July 7, 2006

99.1	Press Release, dated July 7, 2006